As filed with the Securities and Exchange Commission on January 20, 2023
Registration No. 333-268996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sterling Check Corp.
(Exact name of registrant as specified in its charter)

Delaware	37-1784336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 State Street Plaza
24th Floor
New York, New York 10004
1 (800) 853-3228
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joshua Peirez
Chief Executive Officer
1 State Street Plaza
24th Floor
New York, New York 10004
1 (800) 853-3228
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Daniel J. Bursky, Esq. Andrew B. Barkan, Esq. John Lawrence, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Steven L. Barnett Executive Vice President, Secretary and Chief Legal & Risk Officer 1 State Street Plaza 24th Floor New York, New York 10004 1 (800) 853-3228
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 20, 2023
PROSPECTUS
Sterling Check Corp.
61,029,039 Shares of Common Stock Offered by the Selling Stockholders

The selling stockholders named in this prospectus may, from time to time, offer and sell up to 61,029,039 shares of common stock of Sterling Check Corp. We are not selling any shares of common stock, and will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.
The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices related to prevailing market prices or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all underwriting commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.
This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you decide whether to invest in our common stock.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “STER.” The last reported sale price of our common stock on January 19, 2023 was $14.58 per share.
Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 16, 2022 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding whether to invest in our common stock. See “Incorporation by Reference.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using the SEC’s “shelf” registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell up to 61,029,039 shares of our common stock in one or more offerings.
Each time the selling stockholders offer and sell common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with the additional information described under the heading “Incorporation by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to all of the provisions of such documents. Because these descriptions are only summaries of the applicable documents, they do not necessarily contain all of the information that you may find useful. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with any information other than that included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We and the selling stockholders do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
As used in this prospectus, unless the context otherwise requires, references to “Sterling,” “we,” “us,” “our,” the “Company,” and similar references refer to Sterling Check Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including market trends, our market opportunity, the growth of our various markets, our expansion into new markets, or the size of our total addressable market, and statements regarding our expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or future events or performance, set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 16, 2022 are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those set forth under “Risk Factors” in our filings with the SEC incorporated by reference herein may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
•changes in economic, political and market conditions and the impact of these changes on our clients’ hiring trends;
•the sufficiency of our cash to meet our liquidity needs;
•the possibility of cyber-attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions;
•our ability to comply with the extensive U.S. and foreign laws, regulations and policies applicable to our industry, and changes in such laws, regulations and policies;
•our compliance with data privacy laws and regulations;
•potential liability for failures to provide accurate information to our clients, which may not be covered, or may be only partially covered, by insurance;
•the possible effects of negative publicity on our reputation and the value of our brand;
•our failure to compete successfully;
•our ability to keep pace with changes in technology and to provide timely enhancements to our products and services;
•the continued impact of COVID-19 on global markets, economic conditions and the response by governments and third parties;
•our ability to cost-effectively attract new clients and retain our existing clients;
•our ability to grow our Identity-as-a-Service offerings;
•our success in new product introductions and adjacent market penetrations;

•our ability to expand into new geographies;
•our ability to pursue strategic mergers and acquisitions;
•design defects, errors, failures or delays with our products and services;
•systems failures, interruptions, delays in services, catastrophic events and resulting interruptions;
•natural or man-made disasters including pandemics and other significant public health emergencies, outbreaks of hostilities or effects of climate change and our ability to deal effectively with damage or disruption caused by the foregoing;
•our ability to implement our business strategies profitably;
•our ability to retain the services of certain members of our management;
•inadequate protection of our intellectual property;
•our ability to implement, maintain and improve effective internal controls and remediate the material weakness described in our reports incorporated by reference in this prospectus; and
•our ability to comply with public company requirements in a timely and cost-effective manner, and expense strain on our resources and diversion of our management’s attention resulting from public company compliance requirements.
Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus or in the documents incorporated herein by reference speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus includes or incorporates by reference trademarks and service marks owned by us. This prospectus also contains or incorporates by reference trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in or incorporated by reference in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

ABOUT US
We are a leading global provider of technology-enabled background and identity verification services. We provide the foundation of trust and safety that our clients need to create great environments for their most essential resource—people. We offer a comprehensive hiring and risk management solution that begins with identity verification, followed by criminal background screening, credential verification, drug and health screening, processing of employee documentation required for onboarding and ongoing risk monitoring.
Our services are delivered through our purpose-built, proprietary, cloud-based technology platform that empowers organizations with real-time and data-driven insights to conduct and manage their employment screening programs efficiently and effectively. Our clients face a dynamic and rapidly evolving global labor market with increasing complexity and regulatory requirements. We believe that our services and platform enable organizations to make more informed employment decisions, improve workplace safety, protect their brand and mitigate risk. As a result, we believe our solutions are mission-critical to their core human resources, risk management and compliance functions. During the year ended December 31, 2021, we completed over 95 million searches for over 50,000 clients, including over 50% of the Fortune 100 and over 50% of the Fortune 500.
Sterling Check Corp. (formerly Sterling Ultimate Parent Corp.), the issuer of the common stock to be offered or sold by the selling stockholders in this offering, was incorporated as a Delaware corporation on May 4, 2015. Our corporate headquarters are located at 1 State Street Plaza, 24th Floor, New York, NY 10004. Our telephone number is 1 (800) 853-3228. Our principal website address is www.sterlingcheck.com. We have included our website address in this prospectus as an inactive textual reference only. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read this entire prospectus, any accompanying prospectus supplement and the materials incorporated by reference herein or therein, as applicable, including our consolidated financial statements and related notes thereto, the risks set forth under the caption “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including future filings we make from time to time with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Incorporation by Reference” and “Where You Can Find More Information.” If any of these risks actually occur, our business, results of operations and financial condition could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.
We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders. See “Selling Stockholders.”

SELLING STOCKHOLDERS
The registration statement of which this prospectus forms a part has been filed to permit the selling stockholders to resell to the public up to 61,029,039 shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their common stock in transactions exempt from the registration requirements of the Securities Act. We will not receive any proceeds from any sale of shares by a selling stockholder under this prospectus and any prospectus supplement. We will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.
The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of December 31, 2022. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that each selling stockholder will sell all of its shares of our common stock covered by this prospectus. For further information regarding material relationships and transactions between us and certain selling stockholders, see the “Certain Relationships and Related Party Transactions” section of our Definitive Proxy Statement on Schedule 14A that was filed with the SEC on April 29, 2022 and is incorporated by reference in this prospectus.
Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or direct the voting of such security, or “investment power”, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after December 31, 2022, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 31, 2022. More than one person may be deemed to be a beneficial owner of the same securities.
As indicated below, certain selling stockholders are affiliates of Goldman Sachs & Co. LLC, a registered broker-dealer that is in the business of underwriting securities, but are not themselves broker-dealers. Such selling stockholders acquired shares of our common stock in 2015 in the ordinary course of their investment business, and at the time of acquisition of such shares of our common stock, such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the shares of our common stock.
The percentage of beneficial ownership is based on 96,717,884 shares of common stock outstanding as of December 31, 2022.
Unless otherwise indicated, the address of all listed stockholders is c/o Sterling Check Corp., Attention: Secretary, 1 State Street Plaza, 24th Floor, New York, New York 10004. Each of the

stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of common stock beneficially owned prior to the offering		Maximum number of shares that may be offered pursuant to this prospectus	Shares beneficially owned after the sale of the maximum number of shares offered hereby
Name of Selling Stockholder	Number of shares	Percentage		Number of shares	Percentage
Entities affiliated with Goldman Sachs(1)	59,953,727	62.0%	59,953,230	497	*
Joshua Peirez(2)	3,154,342	3.2%	191,059	2,963,283	2.7%
Lou Paglia(3)	951,736	*	82,619	869,117	*
Peter Walker(4)	1,007,507	1.0%	72,292	935,215	*
Steve Barnett(5)	681,645	*	44,505	637,140	*
Lewis Frederick Sutherland(6)	596,951	*	419,300	177,651	*
All other selling stockholders as a group holding less than 1% of outstanding shares in aggregate(7)	896,131	*	266,034	630,097	*
______________
*    Less than 1%.
(1)Reflects (i) 20,316,320 shares held by Broad Street Principal Investments, L.L.C., (ii) 39,635,742 shares held by Checkers Control Partnership, L.P. and (iii) 1,168 shares held by Broad Street Control Advisors, L.L.C. (together, the “GS Entities”). The Goldman Sachs Group, Inc. (“Goldman Sachs”) and Goldman Sachs & Co. LLC are deemed to beneficially own all of the abovementioned shares and are deemed to beneficially own an additional 497 shares. Goldman Sachs & Co. LLC is a wholly owned subsidiary of The Goldman Sachs Group, Inc. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of Adrian Jones and William Chen serves on our board of directors and is also a managing director of Goldman Sachs and may be deemed to have beneficial ownership of the shares held by the GS Entities. In addition, Christopher Crampton, a former managing director of Goldman Sachs, resigned from our board of directors effective December 31, 2022 and may also be deemed to have beneficial ownership of the shares held by the GS Entities. Each of Goldman Sachs & Co. LLC, The Goldman Sachs Group, Inc. and Messrs. Jones, Chen and Crampton disclaim beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, Goldman Sachs & Co. LLC and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282. CDPQ is a limited partner in Checkers Control Partnership, L.P. and owns its equity interest in us indirectly through this limited partnership, which is controlled by The Goldman Sachs Group, Inc. The shares of common stock held by the GS Entities were acquired in the ordinary course of their investment business, and at the time of acquisition of such shares of common stock, the GS Entities had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock.
(2)Includes 2,380,426 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Peirez is our Chief Executive Officer and serves on our board of directors.
(3)Includes 696,036 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Paglia is our President and Chief Operating Officer.
(4)Includes 718,800 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Walker is our Executive Vice President and Chief Financial Officer.
(5)Includes 509,414 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Barnett is our Executive Vice President, Secretary and Chief Legal & Risk Officer.
(6)Includes (i) 105,205 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022 and (ii) 179,700 shares of common stock held of record by McWain Partners, LLC, in which Mr. Sutherland and his spouse share investment control. McWain Partners, LLC is owned by four trusts, the beneficiaries of which are Mr. Sutherland’s adult children and his spouse is the trustee of the trusts. Mr. Sutherland may be deemed to share beneficial ownership of the shares of common stock held of record by McWain Partners, LLC, but Mr. Sutherland disclaims beneficial ownership of such shares. Mr. Sutherland serves on our board of directors.
(7)Represents shares held by all other selling stockholders not listed above who, in the aggregate, beneficially own less than 1% of our common stock outstanding as of December 31, 2022, and includes 561,817 shares of common stock issuable upon exercise of options held by such selling stockholders that have vested or will vest within 60 days after December 31, 2022. Includes shares held by individuals who serve on our board of directors and an employee of the Company.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which the board of directors may establish from time to time. As of December 31, 2022, there were outstanding 96,717,884 shares of common stock (excluding treasury shares of 1,047,237), including approximately 3,421,920 unvested shares of restricted stock that were issued under the 2021 Equity Plan, but excluding shares of our common stock issuable upon exercise of outstanding stock options, and no outstanding shares of preferred stock.
The following descriptions of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). In this “Description of Capital Stock,” “we,” “us,” “our” and “our Company” refer to Sterling Check Corp. (formerly Sterling Ultimate Parent Corp.) and not to any of its subsidiaries.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Unless our board of directors (our “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
As of the date of this prospectus, certain affiliates of Goldman Sachs and Caisse de dépôt et placement du Québec (“CDPQ” and, together with Goldman Sachs, our “Sponsor”) control a majority of the voting power of our outstanding common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock are able to elect all of the directors. Holders of common stock are entitled to be paid ratably any dividends as may be declared by our Board (in its sole discretion), subject to any preferential dividend rights of outstanding preferred stock (if any).
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably, in proportion to the number of shares held by them, the assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights (if any) of any outstanding preferred stock. Holders of our common stock have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our preferred stock, if issued, would have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law or by any stock exchange on which our common stock may be listed, our Board has the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights, preferences and variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.
Limitations on Directors’ Liability
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions contained under Delaware law.
In addition, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:
•any breach of his or her duty of loyalty to us or our stockholders;
•acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
•the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•any transaction from which the director derived an improper personal benefit.
This provision does not affect a director’s liability under the federal securities laws.
To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect
Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.
Staggered Board; Removal of Directors
Our amended and restated certificate of incorporation and our amended and restated bylaws divide our Board into three classes with staggered three-year terms. In addition, a director is subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock if our Sponsor ceases to own 50% or more of the voting power of our common stock. Any vacancy on our Board, including a vacancy resulting from an increase in the number of directors, will be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the stockholders’ agreement). Furthermore, our amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our Board (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our Board and the limitations on the removal of directors, changes to the total number of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.
Stockholder Action by Written Consent; Special Meetings
Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent if our Sponsor ceases to own 50% or more of the voting power of our common stock. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our Chairperson or our Board if our Sponsor ceases to own 50% or more of the voting power of our common stock.
Advance Notice Requirements for Stockholder Proposals
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Section 203 of the Delaware General Corporation Law
While we have opted out of Section 203 of the DGCL, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to that time, the business combination is approved by our Board and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder.
Subject to certain exceptions, an “interested stockholder” is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who qualifies as an “interested stockholder” to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board in order to avoid the stockholder approval requirement if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that our Sponsor, affiliates of Sponsor entities and any of their direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute “interested stockholders” for purposes of this provision.
Amendments to Our Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares present at any meeting and entitled to vote on a matter is required to amend a corporation’s bylaws, unless a corporation’s bylaws require a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, if our Sponsor ceases to own 50% or more of the voting power of our common stock.
Exclusive Forum
Our amended and restated certificate of incorporation provides that, unless we otherwise consent in writing, (A) (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of us to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers.

Corporate Opportunity
Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, neither (1) our Sponsor and any Sponsor entity’s directors, principals, officers, employees or other representatives that may serve as our directors, officers or agents, and each of their affiliates (each, an “Excluded Sponsor Party”) nor (2) any of our directors (other than any Excluded Sponsor Party) who are not Company officers or employees, and each of their affiliates (each, an “Excluded Director”), shall have any duty to refrain from (a) directly or indirectly engaging in any opportunity in which we, directly or indirectly, could have an interest or expectancy or (b) otherwise competing with us. Our amended and restated certificate of incorporation also renounces, to the fullest extent permitted by Delaware law, any interest or expectancy that we have in any opportunity in which any Excluded Sponsor Party or Excluded Director engages, even if the opportunity is one in which we, directly or indirectly, could have had an interest or expectancy. To the fullest extent permitted by Delaware law, in the event that any Excluded Sponsor Party or Excluded Director acquires knowledge of an opportunity that may be an opportunity for itself, himself or herself and for us, such party shall have no duty to communicate or present such opportunity to us and shall not be liable to us or any of our stockholders for breach of any fiduciary duty as our stockholder, director or officer solely for having pursued or acquired such opportunity or for offering or directing such opportunity to another person. Notwithstanding the foregoing, our amended and restated certificate of incorporation does not renounce any interest in any opportunity that is expressly offered to any Excluded Director solely in his or her capacity as one of our directors. To the fullest extent permitted by Delaware law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Stock Exchange Listing
Our common stock is listed on Nasdaq under the symbol “STER.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
General
The selling stockholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:
•underwritten public offerings;
•“at the market” sales to or through market makers or into an existing market for our shares of common stock;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•privately negotiated transactions;
•short sales (including short sales “against the box”);
•through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•by pledge to secure debts and other obligations;
•in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:
•the terms of the offering;
•the names of any underwriters, dealers or agents participating in the offering;
•the purchase price of the shares of common stock sold by the selling stockholders to any underwriter or dealer and the net proceeds the selling stockholders expect to receive from the offering;
•any options pursuant to which underwriters may purchase additional shares of common stock from the selling stockholders;
•any delayed delivery arrangements;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which our common stock may be listed.
The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of shares of our common stock, those shares of common stock will be acquired by the underwriters for their own account. The underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling stockholders in the form of discounts, concessions or commissions. Underwriters may sell shares of our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and the selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of such shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling stockholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling stockholders if any of the shares of common stock are purchased.
In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares of common stock, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of shares of our common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such shares of common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any applicable prospectus supplement.
The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares of common stock.
Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of shares of a selling stockholder’s common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.
Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.
We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act, including pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act, rather than pursuant to this prospectus or any applicable prospectus supplement.
Our common stock is listed on Nasdaq. However, we cannot give you any assurance as to the liquidity of the trading markets for our common stock.
Indemnification
We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various underwriters who participate in the distribution of shares of our common stock, and their affiliates, may perform various commercial banking, investment banking or other services for us from time to time in the ordinary course of business.

Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the shares of common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase shares of our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with the offering (that is, if they sell more shares of our common stock than are set forth on the cover page of the accompanying prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares of our common stock in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PwC has identified the following relationships with the Company, which are not in accordance with the auditor independence standards of Regulation S-X and the PCAOB and are described below:
•From October 14, 2020 to October 28, 2020, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
•From May 10, 2021 to May 21, 2021, a PwC covered person, who was a member of the audit engagement team for the Company, provided audit services to the Company and held an impermissible financial interest in an affiliate of the Company from May 21, 2021 to May 24, 2021.
•From October 27, 2021 to November 8, 2021, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
PwC provided an overview of the facts and circumstances surrounding the relationships to our audit committee and management, including the entities involved, the nature of the relationships and other relevant factors. Considering the facts presented, our audit committee and PwC have concluded that the relationships would not impair PwC’s application of objective and impartial judgment on any matters encompassed within the audit engagement performed by PwC for our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2021, and that no reasonable investor would conclude otherwise.

INCORPORATION BY REFERENCE
We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.
The following documents filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus, are hereby incorporated by reference in this prospectus; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC Rules, including under Items 2.02 or Item 7.01 of Form 8-K:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022 (our “Form 10-K”);
•our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022, for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022, and for the quarterly period ended September 30, 2022, filed with the SEC on November 9, 2022;
•our Current Reports on Form 8-K filed with the SEC on June 21, 2022, November 30, 2022 and December 23, 2022;
•those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022, which are incorporated by reference in our Form 10-K; and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 22, 2021, as supplemented by the “Description of Capital Stock” included in this prospectus and including all amendments and reports filed for the purpose of updating such description.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Sterling Check Corp.
Attention: Investor Relations
1 State Street Plaza
24th Floor
New York, New York 10004
1 (800) 853-3228

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.
Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC.
You can review the registration statement, as well as our SEC filings, by accessing the SEC’s website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:
Sterling Check Corp.
Attention: Investor Relations
1 State Street Plaza
24th Floor
New York, New York 10004
1 (800) 853-3228

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth all the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the shares of common stock being registered hereby. Except as otherwise noted, the registrant will pay all of the costs and expenses set forth in the following table.

Amount to be Paid
SEC registration fee	$97,586
FINRA filing fee	133,148
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous expenses	*
Total	$ *
______________
*These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant’s amended and restated certificate of incorporation contains a provision which eliminates directors’ personal liability as set forth above.
The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the registrant shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding (or a committee of such directors designated by majority vote of such directors), even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.
The right to indemnification conferred by the registrant’s amended and restated certificate of incorporation and amended and restated bylaws also includes the right to be paid the expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding in advance of its final disposition, provided, however, that if the Delaware law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer shall be made only upon delivery to the registrant of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the registrant’s amended and restated certificate of incorporation, amended and restated bylaws, or otherwise.
In addition, the registrant has entered into indemnification agreements with each of its directors and certain of its officers. These agreements require the registrant to indemnify such persons to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any action, suit, or proceeding against them as to which they could be indemnified.
The registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of its officers and directors.

Item 16. Exhibits and Financial Statement Schedules
The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Sterling Check Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 27, 2021).

3.2	Amended and Restated Bylaws of Sterling Check Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 27, 2021).

4.1	Specimen Common Stock Certificate of Sterling Check Corp. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 13, 2021).

5.1**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.3+	Consent of Acclaro Growth Partners.

24.1+	Power of Attorney.

107+	Filing Fee Table.
______________
*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
**Filed herewith.
+    Previously filed.
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,
i.Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 20, 2023.

STERLING CHECK CORP.

By:	/s/ Joshua Peirez
Joshua Peirez
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Peirez	Chief Executive Officer (Principal Executive Officer) and Director	January 20, 2023
Joshua Peirez

/s/ Peter Walker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 20, 2023
Peter Walker

/s/ Theresa Neri Strong	Chief Accounting Officer (Principal Accounting Officer)	January 20, 2023
Theresa Neri Strong

*	Chairperson of the Board of Directors and Director	January 20, 2023
Michael Grebe

*	Director	January 20, 2023
William Chen

*	Director	January 20, 2023
Mark Jennings

*	Director	January 20, 2023
Adrian Jones

*	Director	January 20, 2023
Mohit Kapoor

*	Director	January 20, 2023
Jill Larsen

*	Director	January 20, 2023
Arthur J. Rubado III
Director
*		January 20, 2023
L. Frederick Sutherland

*By:	/s/ Steven Barnett
Steven Barnett
As Attorney-in-Fact